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                                                            EXHIBIT 23 (h)(2)(b)


                                  AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT


     This Amendment is made as of January 1, 2005, between HIRTLE CALLAGHAN TRUST (the "Trust"), and BISYS FUND SERVICES, OHIO, INC. ("BISYS"). The parties hereby amend the Fund Accounting Agreement between the Trust and BISYS dated as of January 1, 2003 (the "Agreement"), as set forth below.

     WHEREAS, the parties hereto wish to extend the term of the Agreement and make certain other changes to the Agreement; and

     WHEREAS, the parties hereto wish to clarify the provisions of the Agreement governing the calculations of net asset value by BISYS on behalf of the Trust.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:


     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. Section 6 to the Agreement entitled "Term" shall be amended by replacing the first paragraph of the Section with the following:

               This Agreement shall become effective as of the date first written above and shall continue in effect until December 31, 2005 (the "Initial Term"). In addition, this Agreement may be terminated by mutual agreement of the parties or immediately for "cause", as defined below.


     3. The remaining provisions of Section 6 shall be construed as if set forth at length in this Amendment as applicable to the "Initial Term" as defined in this Amendment.

     4. The following changes are made in order to update and amend provisions governing the calculation of net asset value and related provisions:

     (a) The specific sections or sub-sections of the Agreement pertaining to the services of BISYS which involve calculating the net asset value per share and obtaining pricing information for portfolio securities are amended to reflect the following terms:

     (i) BISYS will calculate the net asset value per share ("NAV") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

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     (ii) In each calculation of NAV, BISYS will apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Trust ("Valuation Procedures"), including (A) pricing information from independent pricing services ("Independent Pricing Services"), with respect to securities for which market quotations are readily available (including, for this purpose, matrix prices as determined by such pricing services); or (B) values supplied in accordance with the Valuation Procedures by a committee ("Pricing Committee") established pursuant to the Valuation Procedures;

     (iii) In the event that the Trust amends its Valuation Procedures to provide that valuation methods for a particular Fund or Funds, shall include fair value pricing information or adjustment factors obtained from independent fair value pricing services approved by the Trust (collectively, "Fair Value Information Vendors"), BISYS shall calculate the NAV using such fair value pricing information or adjustment factors obtained from Fair Value Information Vendors. In such event, BISYS will coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors that have a group arrangement with BISYS, which assist the Trust with its monitoring and evaluation its use of such Fair Value Information Vendors under the Trust's Valuation Procedures. The services to be rendered by BISYS under this section 4 (iii) and Section 4(b) are referred to as the "Fair Value Support Services".

     (b) Consistent with the terms of the Agreement, in connection with the services provided in 4(a) above, BISYS will keep and maintain the books and records that are required to be kept and maintained under Rule 31a-1 or other applicable regulations under the 1940 Act, including (i) those identified in 4(a)(ii)(A) - (C) above, as applicable; and (ii) fair value prices and/or adjustment factors provided by Fair Value Information Vendors approved by the Trust; and (iii) market prices for securities that are valued in accordance with fair value determinations made by the Pricing Committee.

     (c) The Trust hereby instructs and authorizes BISYS to provide to Fair Value Information Vendors, if any, approved by the Trust such information pertaining to any Fund or Funds as may be reasonably necessary for any such vendor to service the Trust or, in the case of a Fair Value Information Vendor that has a group arrangement with BISYS, to provide such information pertaining to any Fund or Funds as may be reasonably necessary for BISYS to provide any Fair Value Support Service contemplated hereunder.

     The Trust understands and acknowledges that while BISYS' Fair Value Support Services (if applicable) contemplated hereunder are intended to assist the Trust and its Board in carrying out their responsibilities under the Valuation Procedures in connection with the Trust's use of fair value pricing information or adjustment factors obtained from Fair Value Information Vendors that have a group relationship with BISYS, BISYS does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies (whether from Independent Pricing Services, the Pricing Committee or otherwise), including, without limitation, any fair value pricing information or adjustment factors provided by any such Fair Value Information Vendors The Trust retains its overall responsibility to ensure that the Trust's Valuation Procedures (i) set forth policies and procedures with respect to the use of Fair Valuation Information Vendors (including the monitoring of the services and fair value prices/adjustment factors provided by any such vendors); (ii) set forth criteria for determining when market quotations are no longer reliable for a particular


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portfolio security; (iii) provide appropriate guidance with respect to the methodology or methodologies by which the current fair value of any security held by a Fund or Funds is determined , and (iv) regularly review the appropriateness and accuracy of the method used in valuing securities and make any necessary adjustments.

     (d) The Trust represents, warrants and covenants that in accordance with the Trust's Valuation Procedures, the Trust has approved, or shall approve, each Independent Pricing Vendor. Additionally, the use of any Fair Value Information Vendor shall be similarly approved before any fair value prices/adjustment factors provided by Fair Value Information Vendor is used by BISYS in rendering fund accounting services, including for this purpose, the Fair Value Support Services hereunder.

     (e) The Trust has furnished BISYS with a copy of the Trust's Valuation Procedures and any related policies or procedures applicable to the services hereunder, and BISYS agrees to render its services hereunder in a manner consistent with the Valuation Procedures and such related policies or procedures, including but not limited to the "second source pricing" methodology set forth in the Valuation Procedures) as specified in the Valuation Procedures and as they may be amended from time to time, provided that the Trust will submit any material amendments to its Valuation Procedures and such related policies or procedures to BISYS for BISYS' review, and any amendment that would have a material impact upon the services to be rendered by BISYS or the responsibilities of BISYS shall be subject to approval by BISYS in good faith, including but not limited to the approval of any Fair Value Information Vendor, the provision of Fair Valuation Support Services by BISYS and the approval of Independent Pricing Services.


     5. Each reference to the Omnibus Fee Agreement (in Section 2 or otherwise) in the Agreement shall be construed as referencing the new Omnibus Fee Agreement, dated January 1, 2005.

     6. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     7. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                           THE HIRTLE CALLAGHAN TRUST


                           By: ________________________


                           Title:______________________



                           BISYS FUND SERVICES OHIO, INC.


                           By: ________________________


                           Title:______________________






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